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                                                                  EXHIBIT 10.5

                          AMENDMENT TO LOAN AGREEMENT

        This Amendment is made this 19 day of April, 1996 to that certain Loan Agreement (the "Loan Agreement") among Safety 1st, Inc., Safety 1st Home Products Canada Inc., 3232301 Canada Inc., Safety 1st International, Inc., Safety 1st (Europe) Limited (collectively, the "Borrowers"), and Fleet National Bank (formerly known as Fleet Bank of Massachusetts, N.A. and referred to herein as "Fleet") and The First National Bank of Boston ("FNBB"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

        USTrust, a Massachusetts trust company with offices at 40 Court Street, Boston, Massachusetts ("UST") has agreed to purchase from Fleet a portion of Fleet's interest in the Maximum Credit pursuant to the provisions of Section
8.13 of the Loan Agreement and Fleet has agreed to transfer and sell to UST a portion of its interest in the Maximum Credit up to Ten Million ($10,000,000.00) Dollars or twenty (20%) percent of the Maximum Credit, all on the terms and conditions set forth herein.

        For good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by all parties hereto, it is agreed as follows:

        1. UST shall transfer to Fleet in good and immediately available funds, an amount equal to twenty (20%) percent of the outstanding balance of Revolving Loans pursuant to Section 2.1 of the Loan Agreement, and shall establish upon its books a liability equal to twenty (20%) percent of the stated amount of each Letter of Credit then outstanding for the account of the Borrower. Annexed as Schedule 1 is a
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summary of outstanding Revolving Loans and the Stated Amounts of Letters of
Credit, together with a calculation of UST's Commitment Percentage thereof.

        2. The Borrowers shall execute and deliver to the Agent Credit Notes in the respective amounts of Twenty-Five Million ($25,000,000.00) Dollars payable to Fleet and Ten Million ($10,000,000.00) Dollars payable to UST in the forms of the Credit Notes annexed hereto as Exhibits 2 and 2A, and upon receipt of such duly executed Credit Notes, Fleet shall cancel and return to the Borrowers the Credit Note dated March 28, 1996 in the amount of Thirty-Five Million ($35,000,000.00) Dollars made in its favor by the Borrowers. The Agent shall deliver the Credit Note in the amount of Ten Million ($10,000,000.00) Dollars to UST upon UST's payment of the amounts referenced in Paragraph 1 and UST's execution and delivery of this Amendment and the other documents and agreements to which it is a party which are listed in Exhibit 2B.

        3. All references to "Fleet Bank of Massachusetts" made in the preamble to the Loan Agreement are hereby amended to reference "Fleet National Bank."

        4. Upon the satisfaction of the conditions contained in Paragraphs 1 and 2, above, the following amendments and modifications shall be made to the Loan Agreement:

                (a)     The definition of the term "Banks" contained in Section
                        1.1 of the Loan Agreement is amended to read as follows:

                        "Banks" shall mean, collectively, (i) Fleet, (ii) FNBB, and (iii) UST, and any successor or assignee of any of such Banks as permitted hereunder."

                (b)     The definition of "Commitment Percentage" contained in
                        Section 1.1 of the Loan Agreement is amended to reflect to substitute fifty (50%) percent in relation to Fleet and to add a subparagraph (iii) immediately after subparagraph (ii) to read as follows:

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                        "(iii) in relation to UST, an initial percentage of
                        twenty (20%) percent."

                (c)     The definition of "Credit Notes" contained in Section
                        2.1 of the Loan Agreement is hereby amended to reference Fleet, FNBB and UST as holders of Credit Notes.

                (d) Section 9.2 of the Loan Agreement is amended to add the following sentence at the end thereof:

                        "Written notices to UST shall be sent to Thomas Macina, Vice President, USTrust, 40 Court Street, Boston,
                        MA 02108."

        5. By its execution and delivery of this Amendment and the other loan documents and agreements to which it is a party listed in Exhibit 2B and its acceptance of the Credit Note, UST shall become a party to the Loan Agreement and to each of the documents, instruments and agreements executed by the Banks and delivered by the Borrowers and accepted by the Banks in connection with the Loan Agreement. UST agrees that it is bound by the terms and conditions of the Loan Agreement and such documents, instruments and agreements and, in particular, by the provisions of Section 8 of the Loan Agreement, including, without limitation, the indemnification provisions thereof.

        6. UST acknowledges and agrees to the provisions of the Side Letter concerning Inventory dated March 28, 1996 which was executed and delivered in connection with the Loan Agreement pursuant to which the Banks have agreed on a temporary basis to include certain overseas inventory within the Net Security Value of Base Inventory, a copy of which side letter is annexed hereto as Exhibit 6.

        7. Each of the Banks acknowledges and agrees that upon the execution and delivery of this Amendment by all parties hereto, the Side Letter concerning Unanimous Consent dated March 28, 1996 shall no longer


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be of any force or effect, and the provisions of Section 9.8 of the Loan
Agreement shall govern all amendments, waivers and modifications of the Loan Agreement.

        8. This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. This Amendment is executed as a contract under seal within the Commonwealth of Massachusetts and is subject to and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

        EXECUTED as an agreement under seal as of April 19, 1996.


FLEET NATIONAL BANK                     SAFETY 1ST, INC.


By: /s/ Deborah J. Lawrence, V.P.       By: /s/ Michael Lerner
   -------------------------------         --------------------------------

THE FIRST NATIONAL BANK                 SAFETY 1ST INTERNATIONAL, INC.
OF BOSTON

By: /s/ Gregory G. O'Brien              By: /s/ Michael Lerner
   -------------------------------         --------------------------------

USTRUST                                 SAFETY 1ST HOME PRODUCTS
                                        CANADA INC.

By: /s/ Thomas F. Macina, V.P.          By: /s/ Michael Lerner
   -------------------------------         --------------------------------
                                        3232301 CANADA INC.

                                        By: /s/ Michael Lerner
                                           --------------------------------

                                        SAFETY 1ST (EUROPE) LIMITED

                                        By: /s/ Michael Lerner
                                           --------------------------------


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